Exhibit 24.8
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of NACCO Industries, Inc. hereby appoints Elizabeth I. Loveman, J.C. Butler, Jr., John D. Neumann and Jesse L. Adkins as the true and lawful attorneys or attorneys-in-fact, with full power of substitution and revocation, for the undersigned and in the name, place and stead of the undersigned, to sign on behalf of the undersigned as director of NACCO Industries, Inc., a Delaware corporation, an Annual Report pursuant to Section 13 of the Securities Exchange Act of 1934 on Form 10-K for the fiscal year ended December 31, 2014 and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys or attorneys-in-fact full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys or attorneys-in-fact substitute or substitutes may lawfully do or cause to be done by virtue hereof.

/s/ David B. H. Williams	February 12, 2015
David B. H. Williams	Date